Whitestone REIT Reports Strong Fourth Quarter Results
-Advances Transformation to Pure Play Retail REIT-
-Operating Portfolio Occupancy Increases 200 Basis Points-
-Annualized Base Rent per Leased Squared Foot Grows 16% -
-Net Income of $0.01 per Share-
-Funds From Operations Core of $0.34 per Share-
-Introduces 2017 Full Year Guidance-

Houston, Texas, March 1, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the fourth quarter and year ended December 31, 2016. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

Highlights

All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter 2016 Compared to Fourth Quarter 2015:

•	10.8% growth in revenues to $28.4 million

•	Net income attributable to Whitestone REIT of $0.5 million

•	11.4% growth in net operating income (“NOI”) to $18.7 million

•	4.9% same store NOI growth

•	10.3% increase in Funds from Operations (“FFO”) Core to $10.6 million or $0.34 per share

•	15.8% increase in Annualized Base Rent (“ABR”) per leased square foot to $17.33

•	8.2% increase in rental rates on new and renewal leases on a GAAP basis (Trailing twelve months)

Full Year 2016 Compared to 2015:

•	11.8% growth in revenues to $104.4 million

•	17.5% growth in net income attributable to Whitestone REIT to $7.9 million

•	13.3% growth in NOI to $70.3 million

•	5.1% same store NOI growth

•	10.1% increase in FFO Core to $39.4 million

•	FFO Core per share of $1.34 compared to $1.35 in 2015

•	89.7% operating portfolio occupancy, up 200 basis points from December 31, 2015

“In 2016 our team executed on our strategy to produce sustained operating results as we leveraged our 'Ecommerce-resistant'
business model through the successful redevelopment and acquisition of properties in our targeted high growth markets,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “Furthermore, both the fourth quarter and full year were marked by significant improvement in our same store growth, NOI and in our operating portfolio occupancy that was up 200 basis points year-over-year. With our laser focus on neighborhood centers located on the best retail corners of affluent communities with favorable demographics, combined with our improving capital structure to support future growth, Whitestone is poised to drive additional and sustained shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2016, Whitestone wholly owned 55 Community Centered PropertiesTM with 4.6 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 27 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (5), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.

At the end of the fourth quarter, the Company's diversified tenant base was comprised of 1,224 tenants, with the largest tenant accounting for only 3.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the fourth quarter, the leasing team signed 98 leases totaling 257,395 square feet in new, expansion and renewal leases, compared to 104 leases totaling 257,904 square feet in the fourth quarter of 2015. The total lease value added during the quarter was $20.0 million compared to $19.0 million during the same period last year. For the full year, total lease value added was $77.0 million, up 25% when compared to 2015.

The Company's total operating portfolio occupancy stood at 89.7% at year end.

Acquisition Activity:

In 2016, the Company acquired two high-quality Community Centered PropertiesTM, located in Scottsdale, Arizona for an aggregate purchase price of approximately $72.5 million. The $72.5 million purchase price was paid by the Company in the form of 621,053 OP units, valued at $19 per unit and $60.7 million in cash. The OP units are redeemable for cash or, at our option, Whitestone REIT common shares on a one-for-one basis. The two properties add approximately 240,000 leasable square feet to our portfolio.

Disposition Activity:

In December 2016, the Company divested of 14 non-core properties for approximately $84 million through a transaction with Pillarstone Capital REIT (OTC: PRLE) (“Pillarstone”). Whitestone received operating partnership units (“OP Units”) of Pillarstone Capital REIT Operating Partnership, L.P. (“Pillarstone OP”) valued at approximately $18.1 million and Pillarstone OP assumed approximately $65.9 million of debt associated with the properties. Upon closing, Whitestone and Pillarstone own 81% and 19%, respectively, of the Pillarstone OP Units. Whitestone consolidates Pillarstone OP on its financial statements due to its significant equity ownership.

Also during 2016, the Company completed the sale of three Houston properties for aggregate consideration of $8.0 million. In conjunction with two of the sales, short-term seller financing of $1.7 million was provided. The Company realized a gain on sale of $4.1 million, including recognizing a $2.4 million gain on sale for the year ended December 31, 2016 and deferring the remaining $1.7 million gain on sale to be recognized upon receipt of principal payments on the financing provided by Whitestone.

Development Activity:

As of December 31, 2016, the Company had substantially completed construction at its Shops at Starwood Phase III property. Approximately $7.6 million in construction costs were incurred, including approximately $0.8 million in previously capitalized interest and real estate taxes. The 35,351 square foot Community Centered Property™ was 30% leased at year end and is located in Frisco, Texas, a northern suburb of Dallas, Texas, and adjacent to Shops at Starwood.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $84.8 million, or 10%, to $920.3 million at December 31, 2016 compared to December 31, 2015.

Liquidity, Debt and Credit Facility:

At December 31, 2016, 46 of the Company’s wholly-owned 55 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $666.1 million. At December 31, 2016 the Company had total real estate debt of $544.0 million, of which $357.4 million, or approximately 66%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.8% and the weighted average remaining term was 5.2 years.

At quarter end, Whitestone had $4.2 million of cash available on its balance sheet and $113.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On December 21, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2017, to be paid in three equal installments of $0.095 in January, February and March of 2017.

2017 Guidance

The Company expects net income attributable to Whitestone REIT for 2017 to range from $0.24 to $0.29 per share and FFO and FFO Core to range from $1.00 to $1.05 and $1.34 to $1.39 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, March 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (888) 554-1429
Toll Number (for international participants):        (719) 325-2173

The conference call will be recorded and a telephone replay will be available through March 10, 2017. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-29216
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            5157962

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Since the IPO in August 2010, Whitestone’s strategy has delivered compound annual growth rates of 39%, 22%, 24% and 31% in net income, revenue, NOI, and FFO Core, respectively. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS
Real estate assets, at cost
Property	$920,310	$835,538
Accumulated depreciation	(107,258)	(89,580)
Total real estate assets	813,052	745,958
Cash and cash equivalents	4,168	2,587
Restricted cash	56	121
Marketable securities	517	435
Escrows and acquisition deposits	6,620	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	19,951	15,466
Unamortized lease commissions and loan costs	8,083	8,178
Prepaid expenses and other assets	2,762	2,672
Total assets	$855,209	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$544,020	$497,955
Accounts payable and accrued expenses	28,692	24,051
Tenants' security deposits	6,125	5,254
Dividends and distributions payable	8,729	7,834
Total liabilities	587,566	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,468,563 and 26,991,493 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	29	27
Additional paid-in capital	396,494	359,971
Accumulated deficit	(141,695)	(116,895)
Accumulated other comprehensive gain (loss)	859	(129)
Total Whitestone REIT shareholders' equity	255,687	242,974
Noncontrolling interests:
Redeemable operating partnership units	11,941	4,017
Noncontrolling interest in Consolidated Partnership	15	—
Total noncontrolling interests	11,956	4,017
Total equity	267,643	246,991
Total liabilities and equity	$855,209	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2016	2015	2014
Property revenues
Rental revenues	$80,068	$71,843	$56,293
Other revenues	24,369	21,573	16,089
Total property revenues	104,437	93,416	72,382

Property expenses
Property operation and maintenance	19,709	18,698	15,405
Real estate taxes	14,383	12,637	9,747
Total property expenses	34,092	31,335	25,152

Other expenses (income)
General and administrative	23,922	20,312	15,274
Depreciation and amortization	22,457	19,761	15,725
Interest expense	19,239	14,910	10,579
Interest, dividend and other investment income	(429)	(313)	(90)
Total other expense	65,189	54,670	41,488

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	5,156	7,411	5,742

Provision for income taxes	(289)	(372)	(282)
Gain on sale of properties	3,357	—	—
Loss on sale or disposal of assets	(96)	(185)	(111)
Income from continuing operations	8,128	6,854	5,349

Income from discontinued operations	—	11	510
Gain on sale of property from discontinued operations	—	—	1,887
Income from discontinued operations	—	11	2,397

Net income	8,128	6,865	7,746

Redeemable operating partnership units	182	116	160
Non-controlling interests in Consolidated Partnership	15	—	—
Less: Net income attributable to noncontrolling interests	197	116	160

Net income attributable to Whitestone REIT	$7,931	$6,749	$7,586

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2016	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.26	$0.25	$0.23
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.26	$0.25	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.26	$0.24	$0.22
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.26	$0.24	$0.32

Weighted average number of common shares outstanding:
Basic	27,618	24,631	22,278
Diluted	28,383	25,683	22,793

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$8,128	$6,865	$7,746

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	929	46	(136)
Unrealized gain (loss) on available-for-sale marketable securities	82	(85)	96

Comprehensive income	9,139	6,826	7,706

Less: Net income attributable to noncontrolling interests	197	116	160
Less: Comprehensive income (loss) attributable to noncontrolling interests	23	(1)	—

Comprehensive income attributable to Whitestone REIT	$8,919	$6,711	$7,546

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$21,153	$19,417	$80,068	$71,843
Other revenues	7,212	6,178	24,369	21,573
Total property revenues	28,365	25,595	104,437	93,416

Property expenses
Property operation and maintenance	5,328	5,453	19,709	18,698
Real estate taxes	4,311	3,334	14,383	12,637
Total property expenses	9,639	8,787	34,092	31,335

Other expenses (income)
General and administrative	7,455	5,142	23,922	20,312
Depreciation and amortization	6,095	5,373	22,457	19,761
Interest expense	5,018	4,246	19,239	14,910
Interest, dividend and other investment income	(90)	(69)	(429)	(313)
Total other expense	18,478	14,692	65,189	54,670

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	248	2,116	5,156	7,411

Provision for income taxes	(42)	(98)	(289)	(372)
Gain on sale of properties	467	—	3,357	—
(Loss) gain on sale or disposal of assets	(106)	63	(96)	(185)
Income from continuing operations	567	2,081	8,128	6,854

Income from discontinued operations	—	8	—	11
Gain on sale of property from discontinued operations	—	—	—	—
Income from discontinued operations	—	8	—	11

Net income	567	2,089	8,128	6,865

Redeemable operating partnership units	20	38	182	116
Non-controlling interests in Consolidated Partnership	15	—	15	—
Less: Net income attributable to noncontrolling interests	35	38	197	116

Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.25
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.25
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.24
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.24

Weighted average number of common shares outstanding:
Basic	28,834	26,540	27,618	24,631
Diluted	29,486	27,560	28,383	25,683

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$567	$2,089	$8,128	$6,865

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	7,891	506	929	46
Unrealized gain (loss) on available-for-sale marketable securities	62	21	82	(85)

Comprehensive income	8,520	2,616	9,139	6,826

Less: Net income attributable to noncontrolling interests	35	46	197	116
Less: Comprehensive income (loss) attributable to noncontrolling interests	289	—	23	(1)

Comprehensive income attributable to Whitestone REIT	$8,196	$2,570	$8,919	$6,711

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$8,128	$6,854	$5,349
Net income from discontinued operations	—	11	2,397
Net income	8,128	6,865	7,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,457	19,761	15,725
Amortization of deferred loan costs	1,554	1,212	899
Amortization of notes payable discount	391	295	304
Gain on sale of marketable securities	—	(44)	—
Loss (gain) on sale or disposal of assets and properties	(3,261)	185	111
Bad debt expense	1,585	1,974	1,602
Share-based compensation	10,231	7,337	4,631
Changes in operating assets and liabilities:
Escrows and acquisition deposits	48	(2,576)	(1,998)
Accrued rent and accounts receivable	(6,070)	(5,606)	(3,668)
Unamortized lease commissions	(2,638)	(1,918)	(1,526)
Prepaid expenses and other assets	1,047	394	605
Accounts payable and accrued expenses	4,837	7,419	2,257
Tenants' security deposits	871	882	900
Net cash provided by operating activities	39,180	36,169	25,191
Net cash provided by operating activities of discontinued operations	—	11	450
Cash flows from investing activities:
Acquisitions of real estate	(60,616)	(147,950)	(129,439)
Additions to real estate	(22,036)	(12,719)	(9,330)
Proceeds from sales of properties	6,897	—	—
Proceeds from sales of marketable securities	—	496	—
Net cash used in investing activities	(75,755)	(160,173)	(138,769)
Net cash provided by investing activities of discontinued operations	—	—	7,311
Cash flows from financing activities:
Distributions paid to common shareholders	(31,911)	(28,457)	(25,539)
Distributions paid to OP unit holders	(729)	(489)	(550)
Proceeds from issuance of common shares, net of offering costs	30,014	49,649	6,458
Payments of exchange offer costs	—	—	(136)
Proceeds from revolving credit facility, net	59,000	107,500	85,300
Proceeds from notes payable	—	—	47,300
Repayments of notes payable	(14,335)	(2,847)	(3,306)
Payments of loan origination costs	—	(1,534)	(3,036)
Change in restricted cash	65	(121)	—
Repurchase of common shares	(3,948)	(1,357)	(24)
Net cash provided by financing activities	38,156	122,344	106,467
Net cash used in financing activities of discontinued operations	—	—	(2,905)
Net increase (decrease) in cash and cash equivalents	1,581	(1,649)	(2,255)
Cash and cash equivalents at beginning of period	2,587	4,236	6,491
Cash and cash equivalents at end of period	$4,168	$2,587	$4,236

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2016	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,287	$13,470	$9,562
Cash paid for taxes	$284	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$690	$57	$6,092
Financed insurance premiums	$1,060	$1,057	$888
Value of shares issued under dividend reinvestment plan	$114	$95	$94
Value of common shares exchanged for OP units	$125	$174	$1,484
Change in fair value of available-for-sale securities	$82	$85	$96
Change in fair value of cash flow hedge	$929	$(46)	$(136)
Debt assumed with acquisitions of real estate	$—	$—	$2,586
Acquisition of real estate in exchange for OP units	$8,738	$1,333	$—
Reallocation of ownership percentage between parent and subsidiary	$11	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2016	2015	2016	2015	2014
Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749	$7,586
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets (2)	5,984	5,342	22,179	19,646	15,950
Loss (gain) on disposal or sale of assets (2)	(361)	(63)	(3,261)	185	(1,776)
Net income attributable to redeemable operating partnership units (2)	20	38	182	116	160
FFO	6,175	7,368	27,031	26,696	21,920

Adjustments to reconcile to FFO Core:
Share-based compensation expense	3,361	2,137	10,247	7,339	4,736
Acquisition costs	1,111	150	2,101	1,719	1,341
Rent support agreement payments received	—	—	—	—	156
FFO Core	$10,647	$9,655	$39,379	$35,754	$28,153

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,175	$7,368	$27,031	$26,696	$21,920
Distributions paid on unvested restricted common shares	(122)	(128)	(620)	(528)	(201)
FFO excluding amounts attributable to unvested restricted common shares	$6,053	$7,240	$26,411	$26,168	$21,719
FFO Core excluding amounts attributable to unvested restricted common shares	$10,525	$9,527	$38,759	$35,226	$27,952

Denominator:
Weighted average number of total common shares - basic	28,834	26,540	27,618	24,631	22,278
Weighted average number of total noncontrolling OP units - basic	1,103	500	642	430	471
Weighted average number of total commons shares and noncontrolling OP units - basic	29,937	27,040	28,260	25,061	22,749

Effect of dilutive securities:
Unvested restricted shares	652	1,020	765	1,052	515
Weighted average number of total common shares and noncontrolling OP units - diluted	30,589	28,060	29,025	26,113	23,264

FFO per common share and OP unit - basic	$0.20	$0.27	$0.93	$1.04	$0.95
FFO per common share and OP unit - diluted	$0.20	$0.26	$0.91	$1.00	$0.93

FFO Core per common share and OP unit - basic	$0.35	$0.35	$1.37	$1.41	$1.23
FFO Core per common share and OP unit - diluted	$0.34	$0.34	$1.34	$1.35	$1.20

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015	2014
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749	$7,586
General and administrative expenses	7,455	5,142	23,922	20,312	15,274
Depreciation and amortization	6,095	5,373	22,457	19,761	15,725
Interest expense	5,018	4,246	19,239	14,910	10,579
Interest, dividend and other investment income	(90)	(69)	(429)	(313)	(90)
Provision for income taxes	42	98	289	372	282
Gain on sale of properties	(467)	—	(3,357)	—	—
Loss (gain) on disposal of assets	106	(63)	96	185	111
Income from discontinued operations	—	(8)	—	(11)	(510)
Gain on sale of property from discontinued operations	—	—	—	—	(1,887)
Net income attributable to noncontrolling interests	35	38	197	116	160
NOI	$18,726	$16,808	$70,345	$62,081	$47,230